EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 pertaining to The Warwick Valley Telephone Company Savings Plan for Management Employees, The WVTEA 401(k) Plan and The IBEW 401(k) Plan and to the incorporation by reference therein of our report dated February 6, 1998 with respect to the financial statements of Warwick Valley Telephone Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and our reports dated September 30, 1998 with respect to the financial statements of The Warwick Valley Telephone Company Savings Plan for Management Employees, The WVTEA 401(k) Plan and The IBEW 401(k) Plan included in the Plans' Annual Reports on Form 11-K for the year ended March 31, 1998.


                                                            BUSH & GERMAIN, P.C.


Syracuse, New York
September 30, 1998